                             EXHIBIT 99.2
LGI Homes, Inc. Announces Pricing of Private Offering of $75,000,000 4.25% Convertible Notes Due 2019
THE WOODLANDS, Texas, Nov. 17, 2014 (GLOBE NEWSWIRE) -- LGI Homes, Inc. (Nasdaq:LGIH) announced today the pricing of its offering of $75,000,000 aggregate principal amount of its 4.25% Convertible Notes due 2019 (the "notes") in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). LGI Homes has granted the initial purchasers a 30-day option to purchase up to an additional $10,000,000 aggregate principal amount of the notes. The offering is expected to close November 21, 2014, subject to certain closing conditions.
The notes will be the unsecured obligations of LGI Homes and will be subordinated in right of payment to any "senior indebtedness" (defined as debt under credit agreements and similar facilities) but will rank equally in right of payment to all other indebtedness. The notes will bear interest at a rate of 4.25% per year, payable semiannually in arrears. The notes are initially convertible into shares of LGI Homes common stock. Upon receipt of stockholder approval relating to the flexible settlement provisions of the notes, the notes will be convertible into cash, shares of LGI Homes common stock, or a combination thereof, at LGI Homes' election. The initial conversion rate is 46.4792 shares of LGI Homes common stock for each $1,000 principal amount of the notes, which represents an initial conversion price of approximately $21.52 per share of LGI Homes common stock. The initial conversion price represents a premium of approximately 30% to the $16.55 closing sale price of LGI Homes common stock on The NASDAQ Global Select Market on November 17, 2014. Following certain corporate transactions that occur prior to the stated maturity date, LGI Homes will increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction.
LGI Homes expects to use approximately $16.6 million of the net proceeds from the sale of the notes to repurchase shares of its common stock from purchasers of notes in the offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate as LGI Homes' agent. The purchase price per share in such transactions will equal $16.55, the closing sale price per share of LGI Homes common stock on November 17, 2014.
LGI Homes expects to use the remainder of the net proceeds from the sale of the notes (including notes sold to the initial purchasers upon exercise of their option to purchase additional notes, if any) for general corporate purposes, which may include capital expenditures, acquisitions, land purchases, working capital, repayment or refinancing of debt and repurchases of additional shares of its common stock.
The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor any shares of LGI Homes common stock issuable upon their conversion have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to, among other things, the closing of the private offering of the notes and the expected use of the net proceeds from the offering. Forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believe," "estimate," "project," "anticipate," "expect," "seek," "predict," "contemplate," "continue," "possible," "intent," "may," "might," "will," "could," "would," "should," "forecast," or "assume" or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the "Risk Factors" section in the Annual Report on Form 10-K of LGI Homes for the fiscal year ended December 31, 2013, including the "Cautionary Statement about Forward-Looking Statements" subsection within the "Risk Factors" section, and subsequent filings by LGI Homes with the Securities and Exchange Commission. LGI Homes bases these forward-looking statements on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although LGI Homes believes that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could cause actual results to differ materially from those expressed in the forward-looking statements. LGI Homes undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If LGI Homes does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.
CONTACT: Investor Relations, (281) 210-2619

InvestorRelations@LGIHomes.com